UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 22, 2010

(Date of Report)

December 21, 2010

(Date of Earliest Event Reported)

Sotheby's

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 21, 2010, Sotheby’s announced the expiration, as of 11:59 p.m., New York City time, on December 20, 2010 (the “Expiration Date”), of its previously announced modified “Dutch auction” tender offer (the “Tender Offer”) for up to $50 million of its outstanding 7.75% Senior Notes due 2015 (the “Notes”). The Tender Offer was made pursuant to Sotheby’s Offer to Purchase for Cash, dated November 22, 2010.

An aggregate principal amount of $48,279,000 Notes were validly tendered (and not validly withdrawn) on or before the Expiration Date. The principal amount of Notes being accepted for purchase represents 37.64% of the principal amount of Notes outstanding. Sotheby’s paid for the Notes tendered and accepted on December 21, 2010.

The purchase of the Notes discussed above will result in a non-operating loss of approximately $6 million in the fourth quarter of 2010, but will reduce annual interest expense by approximately $3 million in 2011-2014 and approximately $1.5 million in 2015. (See statement on Forward Looking Statements.)

A copy of the press release announcing the final results of the Tender Offer is attached to this report as Exhibit 99.1.

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press release announcing the final results of the Tender Offer, issued by Sotheby’s on December 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney
Kevin M. Delaney Senior Vice President, Controller and Chief Accounting Officer

Date:	December 22, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release announcing the final results of the Tender Offer, issued by Sotheby’s on

December 21, 2010